Exhibit 99.1

WCI COMMUNITIES, INC. ANNOUNCES EXCHANGE OFFER FOR UP TO $200 MILLION AGGREGATE PRINCIPAL AMOUNT OF 6.875% SENIOR NOTES DUE 2021

Bonita Springs, FL, May 5, 2014 — WCI Communities, Inc. (NYSE: WCIC) (the “Company”) today announced that it has commenced an offer (the “Exchange Offer”) to exchange up to $200 million in aggregate principal amount of its 6.875% Senior Notes due 2021, and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for an equal aggregate principal amount of its outstanding 6.875% Senior Notes due 2021, and related guarantees, which were issued in a private placement (the “Private Notes”).  The Private Notes and the Exchange Notes are senior unsecured obligations of the Company and are guaranteed by certain of the Company’s domestic, wholly-owned subsidiaries.

The sole purpose of the Exchange Offer is to fulfill the Company’s obligations with respect to the registration of the Private Notes.  Pursuant to a registration rights agreement entered into by the Company in connection with the sale of the Private Notes, the Company agreed to file with the Securities and Exchange Commission a registration statement relating to the Exchange Offer pursuant to which the Exchange Notes, containing substantially identical terms to the Private Notes, would be offered in exchange for Private Notes that are tendered by the holders of those notes.  Any Private Notes not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under the registration rights agreement except in limited circumstances.

The Exchange Offer will expire at 5:00 p.m., New York City time, on June 4, 2014, unless extended.  Private Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of such offer by following the procedures set forth in the exchange offer prospectus dated May 5, 2014.

The terms of the Exchange Offer are contained in the Exchange Offer prospectus.  Persons with questions regarding the Exchange Offer should contact Wilmington Trust, National Association, at Rodney Square North, 1100 North Market Street, Wilmington, DE  19890-1626, Attention: Workflow Management — 5th Floor; Facsimile: (302) 636-4139, Attention: Exchange.

This notice does not constitute an offer to sell the Exchange Notes, nor a solicitation for an offer to purchase the Exchange Notes, nor shall there be any offer, solicitation or sale of any Exchange Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The Exchange Offer will be made only by means of the Exchange Offer prospectus.

Forward-Looking Statements
Certain statements contained in this release that are not historical information contain forward-looking statements.  The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied.  Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate.  These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “contemplate,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” “would,” “should,” “forecast,” or “assume” or, in each case, their negative, or other variations or comparable terminology.  The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based on many detailed assumptions.  While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which it was made.  New risks and uncertainties arise from time to time and current immaterial risks may become material in the future. It is impossible for the Company to predict these events or how they may affect the Company and its business.  The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact:

Scott Bowles, WCI Communities, Inc.

239-498-8481

ir@wcicommunities.com